Exhibit 99.7

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended June 30, 2005

(unaudited)

Regulated Businesses

Earnings Per Share — diluted — 2004 (Adjusted*)		$0.22

Weather	0.01
Price increases	0.11
Regulatory deferrals	0.02
Regulatory transition charge amortization	(0.01)
Operation and maintenance	(0.03)
Depreciation	(0.03)
Financing and dilution	(0.03)
Other — net	0.01

Earnings Per Share — diluted — 2005 (Adjusted*)		$0.27

Commercial Businesses

Earnings Per Share — diluted — 2004 (Adjusted*)		$0.23

Price increases	0.03
Fuel costs	(0.03)
Optimization activities	0.05
Operation and maintenance	(0.02)
Power marketing, trading and origination	(0.02)
Gas marketing, trading and origination	(0.13)
Financing and dilution	0.02
Other — net	(0.04)

Earnings Per Share — diluted — 2005 (Adjusted*)		$0.09

Power Technology & Infrastructure Services

Earnings Per Share — diluted — 2004 (Adjusted*)		$(0.02)

Results of investments	0.02

Earnings Per Share — diluted — 2005 (Adjusted*)		$0.00

For 2004, the Regulated and Commercial segments have each been restated from prior presentations to reflect the reclassification of PSI’s off-system sales from the Commercial Businesses to the Regulated Businesses.

* See Schedules 3 and 4 for a reconciliation to the most comparable GAAP measure.